               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our reports dated July 23, 2002, accompanying the financial statements of HydroFlo, Inc. contained in the Company's Form SB-2 filing and subsequent amendments. We consent to the incorporation by reference of the aforementioned reports in this Form S-8 Registration Statement filed on or about
July 15, 2003, and to the use of our name as it appears under the caption
"Interest of Named Experts."

/s/ Grant Thornton LLP
    Grant Thornton LLP

Raleigh, North Carolina
July 15, 2003